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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2002

ZONES, INC.
(Exact name of Registrant as Specified in its Charter)

Washington (State or other jurisdiction incorporation or organization)	0-28488 (Commission File Number)	91-1431894 (I.R.S. Employer of Identification Number)
707 South Grady Way, Renton, Washington 98055-3233 (Address of Principal Administrative Offices)

Registrant's Telephone Number, Including Area Code: (425) 430-3000

Item 5. Other Events.

        On April 30, 2002, Zones, Inc. (the "Company"), announced that its Chairman and Chief Executive Officer, Firoz H. Lalji, filed a Schedule 13D announcing his purchase of an additional 900,000 shares of the Company's common stock in a private transaction, bringing his total beneficial ownership to 5,051,450 shares of the Company's common stock. Mr. Lalji also indicated in his Schedule 13D that he intends, subject to market conditions, applicable insider trading restrictions and other factors, to purchase additional shares of Zones common stock in the open market and in private transactions at such times and prices as he considers attractive (while reserving the right to dispose of shares from time to time).

Item 7. Financial Statements and Exhibits.

        (c)  Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release, dated April 30, 2002

Item 9. Regulation FD Disclosure.

        On April 30, 2002, the Company announced that Nasdaq has notified it that it is not in compliance with the Nasdaq's minimum bid price per share ($1.00) requirements for continued listing on the Nasdaq National Market, and that the Company has until May 15, 2002, to regain compliance with these rules.

        A copy of the Company's press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONES, INC.
Dated: April 30, 2002	By:	/s/ FIROZ H. LALJI By: Firoz H. Lalji Its: Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT No.	DESCRIPTION

99.1	Press Release, dated April 30, 2002

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SIGNATURES
EXHIBIT INDEX